UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date  of report (Date of earliest event reported): May 24,2005(May 19,2005)

                          Diasense, Inc
     (Exact Name of Registrant as Specified in Its Charter)

                          Pennsylvania
 (State or Other Jurisdiction of Incorporation or Organization)

          0-26504                                 25-1605848
    (Commission File Number)   (IRS Employer Identification No.)

     2275 Swallow Hill Road, Bldg 2500; Pittsburg, PA 15220
  (Address of Principal Executive Offices, Including Zip Code)


                         (412) 279-1059
      (Registrant's Telephone Number, Including Area Code)

  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On May 19, 2005 Diasense, Inc. (the "Registrant") entered into an independent consultant agreement with Jeremy Grata. Pursuant to the agreement, Mr. Grata will perform various consulting services for the Registrant in connection with the development of the next generation of the Dianensorr. As compensation for his services Mr. Grata will receive a consultant fee of $75.00 per hour up to a maximum of $5,000.00 per month. In addition Mr. Grata will receive a stock purchase warrant to purchase up to 1,227,000 shares of the Registrant's common stock. Descriptions of the material terms of the aforementioned warrant are set forth in
Item 3.02 of this Current Report on Form 8-K, which descriptions are incorporated by reference in this Item 1.01. The initial term of the agreement expires on May 19, 2007, and may be extended on a month to month basis upon written agreement of the Registrant and Mr. Grata. The agreement may be terminated by the Registrant or Mr. Grata at any time upon 15 day written notice.

On May 19, 2005 the Registrant entered into an independent consultant agreement with Michael Pitsakis. Pursuant to the agreement, Mr. Pitsakis will perform various consulting services for the Registrant in connection with the development of the next generation of the Dianensorr. As compensation for his services Mr. Pitsakis will receive a consultant fee of $75.00 per hour up to a maximum of $5,000.00 per month. In addition Mr. Pitsakis will receive a stock purchase warrant to purchase up to 1,227,000 shares of the Registrant's common stock. Descriptions of the material terms of the aforementioned warrant are set forth in
Item 3.02 of this Current Report on Form 8-K, which descriptions are incorporated by reference in this Item 1.01. The initial term of the agreement expires on May 19, 2007, and may be extended on a month to month basis upon written agreement of the Registrant and Mr. Pitsakis. The agreement may be terminated by the Registrant or Mr. Pitsakis at any time upon 15 day written notice.


Item 3.02.     Unregistered Sales of Equity Securities.

On May 19, 2005, the Registrant issued to Jeremy Grata a warrant to acquire 1,227,000 shares of common stock of the Registrant. The warrant was issued in connection with a consulting agreement between the Registrant and Jeremy Grata described in Item 1.01 of this Current Report on Form 8-K (the "Grata Agreement"). The warrant has an exercise price of $0.01 per share and expires on May 19, 2010. The warrant may be exercised in accordance with the following vesting schedule:

1) 100,000 warrants are exercisable immediately;

2) 150,000 warrants are exercisable at such time as phase 1 of the development of the non-invasive glucose sensor is completed, provided Mr. Grata is providing services to the Company under the Grata Agreement.

3) 250,000 warrants are exercisable at such time as phase 2 of the development of the non-invasive glucose sensor is completed, provided the Mr. Grata is providing services to the Company under the Grata Agreement.

4) 727,000 warrants are exercisable at such time as a working prototype of the non-invasive glucose sensor is complete and functional.

On May 19, 2005, the Registrant issued to Michael Pitsakis a warrant to acquire 1,227,000 shares of common stock of the Registrant. The warrant was issued in connection with a consulting agreement between the Registrant and Mr. Pitsakis described in Item 1.01 of this Current Report on Form 8-K (the "Pitsakis Agreement"). The warrant has an exercise price of $0.01 per share and expires on May 19, 2010. The warrant may be exercised in accordance with the following vesting schedule:

1) 100,000 warrants are exercisable immediately;

2) 150,000 warrants are exercisable at such time as phase 1 of the development of the non-invasive glucose sensor is completed, provided Mr. Pitsakis is providing services to the Company under the Pitsakis Agreement.

3) 250,000 warrants are exercisable at such time as phase 2 of the development of the non-invasive glucose sensor is completed, provided Mr. Pitsakis is providing services to the Company under the Pitsakis Agreement.

4) 727,000 warrants are exercisable at such time as a working prototype of the non-invasive glucose sensor is complete and functional.

The issuance of the warrants as described above will be exempt from the registration requirements under the Securities Act of 1933 pursuant Section 4(2) and 4(6) thereof.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Diasense, Inc.


May 24, 2005                             /s/ Anthony Paterra

                                           Anthony Paterra
                                           Chief Executive Officer